UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 2, 2022

MIND Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13490	76-0210849
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2002 Timberloch Place, Suite 550,
The Woodlands, Texas		77380
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(281) 353-4475

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock - $0.01 par value per share	MIND	The NASDAQ Stock Market LLC
Series A Preferred Stock - $1.00 par value per share	MINDP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Directors

On May 2, 2022, the Board of Directors (the “Board”) of MIND Technology, Inc. (the “Company”) increased the number of directors from five to six to reinstate a position previously eliminated due to the resignation of a director. Nancy J. Harned and Alan P. Baden were appointed to fill the vacancies on the Board.  Ms. Harned and Mr. Baden will serve in the class of directors that will stand for re-election at the 2022 Annual Meeting of Stockholders. Ms. Harned will serve on the Nominating Committee and Strategic Planning Committee of the Board.  Mr. Baden will serve on the Audit Committee and Compensation Committee of the Board. Neither Ms. Harned nor Mr. Baden had any related person transactions with the Company as of the date of their appointment, and therefore are both independent in accordance with Nasdaq rules.  As a result of Mr. Baden’s appointment, the Company is compliant with Nasdaq Listing Rule 5605(c)(2)(A), which requires the Company’s Audit Committee be comprised of three independent directors.

Ms. Harned and Mr. Baden will be eligible for compensation in accordance with the Company's standard compensation policies for non-employee directors as described in the section entitled "Executive Compensation" in the Company's Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on May 28, 2021.

Item 7.01 Regulation FD Disclosure

On May 3, 2022, the Company issued a press release, a copy of which is attached as Exhibit 99.1 and incorporated by reference into this Item 7.01.

The information in this Item 7.01 (including the press release attached as Exhibit 99.1) is being furnished, not filed, for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01 Financial Statements and Exhibits.

	Exhibit Number	Description
(c) Exhibits.	99.1	MIND Technology, Inc. press release dated May 3, 2022
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIND Technology, Inc.

May 3, 2022	By:	/s/ Robert P. Capps

Name: Robert P. Capps
Title: President and Chief Executive Officer